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FOR IMMEDIATE RELEASE

EMERGING VISION APPOINTS GLENN SPINA NEW CEO
Optical Industry Veteran Takes Helm of Retail Icon

Garden City, NY, December 3, 2009 – Emerging Vision, Inc. (OTCBB – ISEE.OB) today announced that Glenn Spina has been appointed new Chief Executive Officer, President and Class II Director.

Mr. Spina joins Emerging Vision as an experienced industry veteran, having served as President and CEO of diverse medical and optical retail companies in both the national and international arena. Mr. Spina served as President and COO of America’s Best Contacts & Eyeglasses (ABC&E) from 1990 to 1997, where he was responsible for growing the chain from thirty to one hundred locations. Prior to that, he served as Western Regional President of ABC&E, responsible for operations, real estate and new store development. During Mr. Spina’s sixteen year tenure with ABC&E, revenue grew in excess of $110M.

Mr. Spina also founded, launched, and directed a global humanitarian non-profit organization that provided free eye care and eyewear to individuals in third world countries throughout Central America, the Caribbean and Africa.

Dr. Alan Cohen, Chairman of the Board of Emerging Vision, stated that he “is delighted to welcome Mr. Spina to Emerging Vision. We worked hard to select a leader with extensive optical retail management experience,” Dr. Cohen noted. “Mr. Spina brings nearly thirty years of operational and business leadership with a track record of success in various industries. A notable achievement is the rapid and expansive growth of America’s Best during his tenure as President and COO there.”

“Emerging Vision is a great company with operations spanning 95 years behind some of the strongest brands in our industry, and has a team of highly skilled and dedicated employees” stated Mr. Spina. “I am excited about the opportunities ahead and look forward to being part of a world-class team that delivers great products and services to our customers and to enhance Emerging Vision’s position as a leader in the optical and franchise industries.”

Dr. Cohen added that he believes that “Mr. Spina’s acute industry knowledge, experience and expertise are desirable assets to Emerging Vision’s core retail and franchise businesses.”

About Emerging Vision
Emerging Vision, Inc. is a leading provider of eye care products and services and currently operates one of the largest franchised optical chains in the United States. Principally under the Sterling Optical and Site for Sore Eyes brands, the Company has 140 franchised and company-owned stores located across 13 states, the District of Columbia, Canada and the U.S. Virgin Islands. Most of the Company's stores offer prescription and non-prescription eyeglasses, eyeglass frames, ophthalmic lenses, contact lenses, sunglasses, and a range of ancillary items. The Company also operates VisionCare of California (d/b/a Sterling VisionCare), a specialized health care maintenance organization that employs licensed optometrists to provide services for stores located in California. The Company also operates Combine Buying Group and the Optical Group, two leading optical group purchasing businesses which provide their member retailers with vendor discounts on optical products in the U.S. and Canada respectively. For more information, visit Emerging Vision's website at www.emergingvision.com.

This press release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this press release may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, uncertainties and risks associated with the inclusion of the Company’s securities in an illiquid trading market, and those uncertainties, risks and other influences set forth in our public reports filed with the Securities and Exchange Commission including, but not limited to our Form 10-K for the year ended December 31, 2008), many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.